Exhibit 99.04

                                SOUTHERN COMPANY
                        ANALYSIS OF CONSOLIDATED EARNINGS
                            (In Millions of Dollars)
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                                       3 Months Ended June                     6 Months Ended June
                                 --------------------------------        -------------------------------
                                  2003         2002        Change          2003        2002      Change
                                  ----         ----        ------          ----        ----      ------
Income Account-
Retail Revenue                   $2,176      $2,185         $ (9)         $4,150     $ 4,029      $121
Wholesale Revenue                   338         290           48             677         523       154
Other Electric Revenues             227          78          149             320         146       174
Other Operating Revenues            118          77           41             265         146       119
                                 ------      ------        -----          ------      ------      ----
Total Revenues                    2,859       2,630          229           5,412       4,844       568
                                 ------      ------        -----          ------      ------      ----
Fuel and Purchased Power            868         810           58           1,715       1,452       263
Non-fuel O & M                      809         769           40           1,533       1,443        90
Depreciation and Amortization       258         254            4             503         500         3
Taxes Other Than Income Taxes       143         138            5             292         278        14
                                 ------      ------        -----          ------      ------      ----
Total Operating Expenses          2,078       1,971          107           4,043       3,673       370
                                 ------      ------        -----          ------      ------      ----
Operating Income                    781         659          122           1,369       1,171       198
Other Income, net                    29          (2)          31              28         (11)       39
Interest Charges and Dividends      192         170           22             360         338        22
Income Taxes                        186         155           31             307         266        41
                                 ------      ------        -----          ------      ------      ----
NET INCOME AS REPORTED            $ 432       $ 332         $100           $ 730       $ 556      $174
                                 ======      ======        =====          ======      ======      ====
NET INCOME EXCLUDING DYNEGY       $ 349       $ 332         $ 17           $ 647       $ 556      $ 91
                                 ======      ======        =====          ======      ======      ====
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